    As filed with the Securities and Exchange Commission on April 23, 1999.

                                        Registration No.333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          -------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933

                          -------------------------

                          THE WILLIAMS COMPANIES, INC.
             (Exact name of issuer as specified in its charter)

           Delaware                                        73-0569878
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

      One Williams Center                                     74172
        Tulsa, Oklahoma                                    (Zip Code)
(Address of principal executive offices)

                          -------------------------

                     THE WILLIAMS INTERNATIONAL STOCK PLAN

                             (Full title of plan)

                          -------------------------

                             SHAWNA L. GEHRES, ESQ.
                         The Williams Companies, Inc.
                             One Williams Center
                               Tulsa, OK  74172
                                (918) 573-2000
          (Name, address and telephone number of agent for service)

                          -------------------------

                       CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                    Proposed              Proposed
                                                    Maximum               Maximum
    Title of                  Amount                Offering              Aggregate             Amount of
 Securities to                to be                 Price                 Offering             Registration
 be Registered              Registered              Per Unit(1)           Price(2)                 Fee
-----------------------------------------------------------------------------------------------------------

Common Stock,
  ($1 par value)    500,000(3)                        $43.50             $21,750,000              $7,500
===========================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on April 21, 1999.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.
===============================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are hereby incorporated by reference and made a part of this Registration Statement:

       (a) The Williams Companies, Inc.'s ("Williams") Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

       (b) Williams' Current Reports on Form 8-K dated January 26, 1999, March 1, 1999, and March 24, 1999.

       All reports subsequently filed by Williams and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements and schedule of Williams appearing in Williams' Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of Deloitte & Touche LLP, independent auditors, on the consolidated financial statements of MAPCO Inc. for each of the years ended December 31, 1997 and 1996 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13). Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

       The reports of independent auditors relating to the audited consolidated financial statements and schedules of Williams in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the reports of such independent auditors pertaining to such financial statements given upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Williams is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Williams. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of Williams provide for indemnification by Williams of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, Williams has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

         Policies of insurance are maintained by Williams under which the directors and officers of Williams are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 8. Exhibits.

*(4.1)      --Form of Senior Debt Indenture between Williams and Chase Manhattan
              Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due 2021; Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2% Notes, due 1999, and the
              8 7/8% Debentures, due 2012 (filed as Exhibit 4.1 to Form S-3 Registration Statement No. 33-33294, filed February 2, 1990).

*(4.2)      --Second Amended and Restated Credit Agreement, dated as of July 23,
              1997, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(c) to Form 10-K for the fiscal year ended December 31, 1997).

*(4.3)      --Amendment dated January 26, 1999, to Second Amended and Restated
              Credit Agreement dated July 23, 1997, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(c) to Form 10-K for the fiscal year ended December 31, 1998).

*(4.4)      --Form of Senior Debt Indenture between Williams and The First
              National Bank of Chicago, Trustee, relating to 6 1/2% Notes due 2002; 6 5/8% Notes due 2004; floating rate notes due 2000; 6 1/8% Notes due 2001; 6.20% Notes due 2002; 6 1/2% Notes due 2006; 5.95%
              Structured Putable/Remarketable Securities due 2010; and 6 1/8% Mandatory Putable/Remarketable Securities due 2012 (filed as
              Exhibit 4.1 to Registration Statement on Form S-3 filed September 8, 1997).

*(4.5)      --Form of Debenture representing $360,000,000 principal amount of 6%
              Convertible Subordinated Debenture Due 2005 (filed as Exhibit 4.7 to the Registration Statement on Form S-8, filed August 30, 1996).

*(4.6)      --Form of Warrant to purchase 11,305,720 shares of the Common Stock of Williams (filed as Exhibit 4.8 to the Registration Statement on Form S-8, filed August 30, 1996).

*(4.7)      --Indenture dated May 1, 1990, between Transco Energy Company and
              The Bank of New York, as Trustee (filed as an Exhibit to Transco Energy Company's Form 8-K dated June 25, 1990.)

*(4.8)      --First Supplemental Indenture dated June 20, 1990, between Transco
              Energy Company and The Bank of New York, as Trustee (filed as an Exhibit to Transco Energy Company's Form 8-K dated June 25, 1990).

*(4.9)      --Second Supplemental Indenture dated November 29, 1990, between
              Transco Energy Company and The Bank of New York, as Trustee (filed as an Exhibit to Transco Energy Company's Form 8-K dated December 7, 1990).

*(4.10)     --Third Supplemental Indenture dated April 23, 1991, between Transco
              Energy Company and The Bank of New York, as Trustee (filed as an Exhibit to Transco Energy Company's Form 8-K dated April 30,
              1991).

*(4.11)     --Fourth Supplemental Indenture dated August 22, 1991, between
              Transco Energy Company and The Bank of New York, as Trustee (filed as an Exhibit to Transco Energy Company's Form 8-K dated August 27, 1991).

*(4.12)     --Fifth Supplemental Indenture dated May 1, 1995, among Transco
              Energy Company, Williams, and The Bank of New York, Trustee, (filed as Exhibit 4(l) to Form 10-K for the fiscal year ended December 31, 1998).

       (5.1)    --      Opinion and Consent of Shawna L. Gehres, Esq., Secretary
                        and Counsel for Williams, relating to the validity of the securities.

      (23.1)    --      Consent of Shawna L. Gehres (contained in Exhibit 5.1).

      (23.2)    --      Consent of Ernst & Young LLP.

      (23.3)    --      Consent of Deloitte & Touche LLP.

      (24.1)    --      Power of Attorney.

      (24.2)    --      Certified copy of resolution authorizing signatures
                        pursuant to Power of Attorney.

     *(99.1)    --      The Williams International Stock Plan (filed as Exhibit
                        10 (iii)(l) to Form 10-K for the fiscal year ended
                        December 31, 1998).

     *(99.2)    --      Report of Deloitte & Touche LLP, independent auditors,
                        on the consolidated financial statements of MAPCO Inc.
                        for the two-year period ended December 31, 1997 (filed as Exhibit 99 to Form 10-K for the fiscal year ended
                        December 31, 1998).


-----------------------------

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, That paragraphs (a)(1)(i) and
                      (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 23rd day of April, 1999.


                                       THE WILLIAMS COMPANIES, INC.
                                       (Registrant)



                                       By     /s/ Shawna L. Gehres
                                         -------------------------------
                                                (Shawna L. Gehres,
                                                Attorney-in-fact)


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 23, 1999:


             SIGNATURE                                      TITLE
             ---------                                      -----


            *                                               Chairman of the Board, President
--------------------------                                    and Chief Executive Officer
          Keith E. Bailey                                     (Principal Executive Officer)


            *                                               Senior Vice President
--------------------------                                    (Principal Financial Officer)
         Jack D. McCarthy


            *                                               Controller
--------------------------                                    (Principal Accounting Officer)
          Gary R. Belitz


            *                                               Director
--------------------------
           Glenn A. Cox


                                                            Director
--------------------------
       Thomas H. Cruikshank


            *                                               Director
--------------------------
         William E. Green


            *                                               Director
--------------------------
        Patricia L. Higgins


            *                                               Director
--------------------------
           W. R. Howell


            *                                               Director
--------------------------
        Robert J. LaFortune


            *                                               Director
--------------------------
          James C. Lewis

           *                                                Director
--------------------------
        Jack A. MacAllister


           *                                                Director
--------------------------
         Frank T. MacInnis


           *                                                Director
--------------------------
          Peter C. Meinig


           *                                                Director
--------------------------
            Kay A. Orr


           *                                                Director
--------------------------
         Gordon R. Parker


           *                                                Director
--------------------------
        Joseph H. Williams



*By  /s/ Shawna L. Gehres
   -----------------------------------
   (Shawna L. Gehres, Attorney-in-fact)

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                                                DESCRIPTION
-------                                               -----------
 (5.1)       --      Opinion and Consent of Shawna L. Gehres, Esq., Secretary and Counsel for Williams,
                     relating to the validity of the securities.

 (23.1)      --      Consent of Shawna L. Gehres (contained in Exhibit 5.1).

 (23.2)      --      Consent of Ernst & Young LLP.

 (23.3)      --      Consent of Deloitte & Touche LLP.

 (24.1)      --      Power of Attorney.

 (24.2)      --      Certified copy of resolution authorizing signatures pursuant to Power of Attorney.
